Exhibit B-183


Exhibit A

                                 MYRpower, Inc.

                                     BY-LAWS

                                    ARTICLE I

                                CORPORATE OFFICES

       Section 1. Delaware Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, or at any other place or places as the board of directors may designate.

       Section 2. Other Offices. The corporation may have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

       Section 1. Times and Places of Meetings. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

       Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 2000, shall be held annually at such date and time as may be provided in a resolution by the board of directors and stated in the notice of meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

       Section 3. Special Meetings. Special meetings of stockholders may be called by the president, by the board of directors, by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called, or by such other officers or persons as may be provided in the certificate of incorporation or these by-laws.

       Section 4. Notice of Meetings. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the date of the meeting,


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either  personally or by mail, by or at the direction of the  president,  or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the corporation, with postage thereon prepaid.

       Section 5. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of the Delaware General Corporation Law or the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

       Section 6. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

       In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as prescribed by


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these  bylaws.  If no record date has been fixed by the board of  directors  and prior action by the board of directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

       In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

       Section 7. Voting Lists. The officer or agent having charge of the stock ledger or transfer book for shares of the corporation shall make, within twenty days after the record date for a meeting of stockholders or ten days before such meeting, whichever is earlier, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder, and to copying at the stockholder's expense, at any time during usual business hours. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

       Section 8. Quorum. A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of stockholders; provided, that if less than a majority of such outstanding shares are represented at the meeting, a majority of the


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shares so represented  may adjourn the meeting from time to time without further notice. Abstentions shall be counted as present in person or represented by proxy for purposes of determining the existence of a quorum for purposes of this
Section 8 of Article II. If a quorum is present, the affirmative vote of the majority of such shares represented at the meeting and entitled to vote on a matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Delaware General Corporation Law, the certificate of incorporation or these by-laws.

       Section 9. Proxies. A stockholder may appoint a proxy to vote or otherwise act for that stockholder by signing a proxy appointment form and delivering it to the person so appointed. Such proxy shall be filed with the secretary of the corporation before the time of the meeting. No proxy shall be valid after eleven months from the date thereof, unless otherwise provided in the proxy.

       Section 10. Voting of Shares. Unless otherwise required by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

       Section 11. Voting of Shares by Certain Holders. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate stockholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the corporation on the stock ledger or transfer book for shares and included in any voting list prepared in accordance with the Delaware General Corporation Law and these by-laws. Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his administrator, executor or court-appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor or court-appointed guardian. Shares registered in the name of a trustee may be voted by such trustee, either in person or by proxy.

Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until


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the shares have been  transferred  into the name of the pledgee,  and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of the corporation owned by the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time, but shares of the corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

       Section 12. Informal Action by Stockholders. Any action required to be taken at any annual or special meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed (a) if five days' prior notice of the proposed action is given in writing to all of the stockholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the stockholders entitled to vote with respect to the subject matter thereof. Every written consent shall bear the date of signature of each stockholder or member who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation in the manner required by this section, written consents signed by a sufficient number of holders or members to take action are delivered to the corporation. Prompt notice of the taking of the action without a meeting by less than unanimous consent shall be given in writing to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

       Section 1. Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

       Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than two nor more than seven, said number to be set by the Board of Directors, from time to time. The terms of all directors expire at the next annual meeting of stockholders following their election. Despite the expiration of a director's term, that director continues to serve until the next meeting of stockholders at which directors are elected or until that directors earlier resignation or removal. A director need not be a resident of the State of Delaware or a stockholder of the corporation.

       Section 3. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

       Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of stockholders. Other regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

       Section 5. Special Meetings. Special meetings of the board of directors may be called by the president and shall be called by the president or secretary on the written request of one director.

       Section 6. Notice. Written notice of any special meeting shall be given at least two days before the meeting to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, provided such notice is mailed at least three business days before the meeting. Any director may waive notice of any meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of members of the board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a majority of such number of directors are present at the meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

       Section 8. Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors, or by election at an annual meeting or at a special meeting of stockholders called for that purpose. A director elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which that director was elected. A director appointed to fill a vacancy shall serve until the next meeting of stockholders at which directors are to be elected.

       Section 9. Informal Action by Directors. Any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date. Any such consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State of Delaware under the Delaware General Corporation Law.

       Section 10. Participation with Communications Equipment. Members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

       Section 11. Compensation of Directors. The board of directors shall have the authority to fix the compensation of directors by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members. In addition, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be compensated additionally for so serving.

       Section 12. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless the dissent of that director shall be entered in the minutes of the meeting or unless that director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

       Section 13. Committees. The board of directors may create one or more committees, each having two or more members of the board of directors, who serve at the pleasure of the board of directors. To the extent specified by the board of directors, each committee may exercise the authority of the board of directors in the management and direction of the corporation, provided that a committee may not (a) authorize distributions; (b) approve or recommend to stockholders any act required by the Delaware General Corporation Law to be approved by stockholders; (c) fill vacancies on the board of directors or on any of its committees; (d) elect or remove officers or fix the compensation of any member of the committee; (e) adopt, amend or repeal the by-laws; (f) approve a plan of merger not requiring stockholder approval; (g) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board of directors; (h) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board of directors may direct a committee to fix the specific terms of the issuance or sale or contract for sale of the number of shares to be allocated to particular employees under an employee benefit plan; or (i) amend, alter, repeal, or take action inconsistent with, any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

                                   ARTICLE IV

                                    OFFICERS

       Section 1. Offices. The officers of the corporation shall consist of a president, vice president(s), if any, a secretary and a treasurer, and such other officers as may be elected by the board of directors. Such other officers shall consist of but not be limited to one or more vice presidents, assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

       Section 2. Annual Election. At the first meeting after each annual meeting of stockholders, the board of directors shall elect a president and a secretary. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.

       Section 3. Additional Officers and Agents. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the board.

       Section 4. Compensation of Officers. The compensation of all officers and agents of the corporation shall be fixed by or under the direction of the board of directors. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

       Section 5. Term of Office and Vacancy. Each elected officer shall hold office until a successor is elected and qualified or until such officer's earlier resignation or removal. Any vacancy occurring in any office of the corporation shall be filled by the board of directors for the unexpired portion of the term. Each appointed officer shall serve at the pleasure of the board of directors. Election or appointment of an officer or agent shall not of itself create contract rights.

       Section 6. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

       Section 7. President. The president shall (a) be the chief executive officer of the corporation, and shall have supervision over and be in charge of the business of the corporation and its other officers and its employees and agents, subject to the control of the board of directors; (b) be authorized to execute all documents in the name and on behalf of the corporation; and (c) perform all duties incident to the office of president and such other duties as the board of directors may from time to time prescribe.

       Section 8. Vice Presidents. In the absence of the president or in the event of the inability or refusal of the president to act, the vice president (or in the event there is more than one vice president, the vice presidents in the order of seniority of title, or in the event of equal seniority, then in the order designated, or in the absence of any designation, then in the order named in the most recent resolution providing for the annual election of officers) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

       Section 9. Secretary. The secretary shall (a) attend meetings of the board of directors and meetings of the stockholders and record minutes of the proceedings of the meetings of the stockholders and of the board of directors, and when required, shall perform like duties for the committees of the board;
(b) assure that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) maintain custody of the corporate records of the corporation; (d) keep or cause to be kept a register of the post office address of each stockholder as furnished to the secretary by such stockholder; (e) sign with the president certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have charge of the stock transfer books of the corporation and authority over a stock transfer agent, if any; (g) certify copies of the by-laws, resolutions of the stockholders and board of directors and committees thereof and other documents of the corporation as true and correct copies thereof; and (h) perform all duties incident to the office of secretary and such other duties as the board of directors or the president may from time to time prescribe.

       Section 11. Assistant Secretaries. The assistant secretary, or if there is more than one, the assistant secretaries, respectively, as authorized by the board of directors, may sign with the president or a senior vice president certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors, and shall, in the absence of the secretary or in the event of the inability or refusal of the secretary to act, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors, the president or the secretary may from time to time prescribe.

       Section 12. Treasurer. The treasurer shall (a) be the chief financial officer of the corporation and have custody of the funds and securities of the corporation; (b) deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors; (c) maintain adequate accounts of the corporation; (d) disburse the funds of the corporation as may be ordered by the board of directors; (e) submit financial statements to the president and the board of directors; and (f) perform all duties incident to the office of treasurer and such other duties as the board of directors or the president may from time to time prescribe.

       Section 13. Assistant Treasurers. The assistant treasurer, or if there is more than one, the assistant treasurers, respectively, as authorized by the board of directors, shall, in the absence of the treasurer or in the event of the inability or refusal of the treasurer to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other power e as the board of directors, the president or the treasurer may from time to time prescribe.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

       Section 1. Contracts. The board of directors may authorize any officer or officers, employee or employees, or agent or agents, to enter into any contract and execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

       Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

       Section 3. Checks, Drafts, Notes. All checks, drafts or other orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

       Section 4. Deposits. All funds of the corporation other than petty cash shall be deposited to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VI

                                     SHARES

       Section 1. Issued Shares. The issued shares of the corporation may be represented by certificates, or may be uncertificated shares, in either case in whole or in part, as determined and authorized by the board of directors.

       Section 2. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president and the secretary. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. If any officer of the corporation, or any officer or employee of the transfer agent or registrar, who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar, before such certificate is issued, the certificate may be issued by the corporation with the same effect as


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if the officer of the  corporation,  or the officer or employee of the  transfer agent or registrar, had not ceased to be such at the date of its issue. Certificates for shares shall be individually numbered or otherwise individually identified. Each certificate for shares shall state the name of the registered owner of the shares in the stock ledger, the number and the class and series, if any, of such shares, and the date of issuance of the certificate.

       Section 3. Uncertificated Shares. The board of directors may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, and may provide an election by individual stockholders to receive certificates or uncertificated shares and the conditions of such election, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the registration of issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or these by-laws. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

       Section 4. Registration of Transfers of Shares. Transfers of shares shall be registered in the records of the corporation upon request by the registered owner thereof in person or by a duly authorized attorney, upon presentation to the corporation or to its transfer agent (if any) of a duly executed assignment and other evidence of authority to transfer, or proper evidence of succession, and, if the shares are represented by a certificate, a duly endorsed certificate or certificates for shares surrendered for cancellation, and with such proof of the authenticity of the signatures as the corporation or its transfer agent may reasonably require. The person in whose name shares are registered in the stock ledger of the corporation shall be deemed the owner thereof for all purposes as regards to the corporation.

       Section 5. Lost Certificates. The corporation may issue a new share, certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, by the person claiming the share certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative, to


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advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

                                   ARTICLE VII

                                OTHER PROVISIONS

       Section 1. Distributions. The board of directors may authorize, and the corporation may make, distributions to its stockholders, subject to any restriction in the certificate of incorporation and subject to any limitations provided by law.

       Section 2. Fiscal Year. The fiscal year of the corporation shall end on December 31.

       Section 3. Seal. The board of directors may, but shall not be required to, provide by resolution for a corporate seal, which may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

       Section 4. Indemnification of Directors and Officers. Each person who is or was a director or officer of the corporation, and each person who serves or served at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the Delaware General Corporation Law as it may be in effect from time to time. The corporation shall report any indemnification or advance payment pursuant to this section in writing to the stockholders with or before the notice of the next stockholders meeting. This section shall not apply as to any action, suit or proceeding brought against the corporation by or on behalf of a director or officer or any other person otherwise entitled to be indemnified hereunder without prior approval of the board of directors.

                                  ARTICLE VIII

                                   AMENDMENTS

       These by-laws may be altered, amended or repealed, and new by-laws may be adopted, at any meeting of, or by informal action of, the stockholders or the board of directors.